Exhibit 23.2


                   [Letterhead of PricewaterhouseCoopers LLP]


                                                  PricewaterhouseCoopers LLP
                                                  1670 Broadway, Suite 1000
                                                  Denver, CO 80202
                                                  Telephone  (720)  931 7000
                                                  Facsimile   (720)  931 7100



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No.2 to Form S-3 of our report dated February 13, 2003 relating to the financial statements of Newmont Mining Corporation, which appears in Newmont Mining Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

April 22, 2003